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                                                                   EXHIBIT 10.12


                                 ESCROW AGREEMENT

     THIS ESCROW AGREEMENT dated as of December 10, 1999 ("Escrow Agreement") is entered into by and among Paradigm Bancorporation, Inc. ("Paradigm"), Dayton State Bank ("DSB"), and J. Robert Jamison as the agent (the "Agent") for the shareholders of DSB.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Paradigm and DSB entered into that certain Agreement and Plan of Reorganization, dated as of May 3, 1999 (the "Merger Agreement"), pursuant to which a Texas banking association and wholly-owned subsidiary of Paradigm will be merged with and into DSB (the "Merger") and the holders of shares (the "Shareholders") of the common stock of DSB, par value $2.50 per share (the "DSB Common Stock") shall receive consideration in accordance with such agreement (the "Merger Consideration");

     WHEREAS, Section 1.06(B) of the Merger Agreement provides that $523,720.60 of the Merger Consideration (the "Escrowed Funds") will be deposited into escrow and the Escrowed Funds would be held and distributed in accordance with the terms of this Escrow Agreement;

     WHEREAS, Paradigm, DSB and the Agent believe it is in their respective best interests and the best interests of the shareholders of Paradigm and DSB to enter into this Escrow Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  Definitions.  Except as herein defined, capitalized terms used in this
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Escrow Agreement have the meanings set forth in the Merger Agreement.

     2.  Appointment of Escrow Agent.  DSB is hereby appointed as escrow agent
         ---------------------------
("Escrow Agent") under this Escrow Agreement to perform the services described herein, and the Escrow Agent hereby accepts such appointment.

     3.  Loan Portfolio.  Attached hereto as Schedule 1 is a list of certain
         --------------
loans in DSB's portfolio as of the Closing Date (the "Scheduled Loans"), setting forth the portion of the Escrowed Funds attributable to each such loan ("Loan Escrow Amount").
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     4.  Funds Deposited into Escrow.  Pursuant to the terms of the Merger
         ---------------------------
Agreement, Paradigm shall deposit or cause to be deposited $523,720.60 of the Merger Consideration into the Escrow Account on the Closing Date. All Escrowed Funds, and all interest earned on the Escrowed Funds, shall remain in the Escrow Account, subject only to disbursement in accordance with Section 5 of this Escrow Agreement, and such funds shall not be disbursed in any other manner.

     5.  Disbursement From Escrow .  The Escrowed Funds shall be disposed of as
         -------------------------
follows:

         (a) Within ten (10) business days following the 180th, 360th, 540th 720th days after of the Closing Date, Paradigm shall deliver to the Escrow Agent a written accounting setting forth (i) (a) any Scheduled Loans that have paid-off during such period or (b) which are performing satisfactory in the opinion of Paradigm and the Agent (collectively, "Satisfactory Loans"); provided that renewed or restructured loans shall not be considered paid-off loans and (ii) the amount of any losses arising in the Satisfactory Loans (including all costs and expenses, including, without limitation, legal fees, expenses, reasonable research time (as published by DSB) incurred in investigating, attempting to collect or enforce the same) (the "Covered Losses") incurred by DSB or its successor since the Closing Date ("Notice").

         (b) Fifteen (15) business days after receipt of the Notice, the Escrow Agent shall pay to the Shareholders the amount of the Loan Escrow Amount for each Satisfactory Loan less the Covered Losses for each Satisfactory Loan. After the payment to the Shareholders associated with Satisfactory Loans as of the 720th day after the Closing Date, all of Paradigm's and the Escrow Agent's liabilities and obligations to the Shareholders in connection with the Escrowed Funds, and any interest thereon, shall terminate.

         (c) Five (5) business days after the payment to the Shareholders associated with Paid Loans as of the 720th day after the Closing Date, the Escrow Agent shall pay all remaining funds in the Escrow Account to DSB for purposes of its loan loss reserve. After all funds have been paid out of the Escrow Account, this Escrow Agreement shall terminate, whereupon all of the Escrow Agent's liabilities and obligations in connection with the Escrowed Funds shall terminate.

         (d) Within five (5) business days following the 180th, 360th, 540th 720th days after of the Closing Date, the Escrow Agent shall disburse to Paradigm an amount equal to 34% of the income and gain attributable to the investment of the Escrowed Funds for such prior period for the payment of federal income taxes on such income.

     6.  Distributions to Shareholders.  Subject to Section 5 hereof, the
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Escrowed Funds shall be distributed to the Shareholders as follows:

         (a) Each Shareholder will receive his pro rata share (rounded to the nearest $0.01) of any distribution made of the Escrowed Funds. For purposes of the preceding sentence, each Shareholder's pro rata share of the Escrowed Funds shall be determined by reference to Schedule 2.

                                      -2-
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In the event the Escrow Agent shall have any questions regarding the amount to be paid to any Shareholder, the Escrow Agent shall promptly refer such questions to the Agent for resolution. The Escrow Agent shall be entitled to rely on the instructions and decisions of the Agent with respect to the amount to be paid to any Shareholder, and the Escrow Agent shall have no duty to determine or confirm the accuracy of any calculations or other information provided to the Escrow Agent by the Agent.

          (b) Each Shareholder shall provide the Escrow Agent with all information and shall execute all documents deemed necessary or advisable by the Escrow Agent as to the Escrowed Funds. The Escrow Agent shall not be obligated to make distributions to a Shareholder until all such information and documentation has been supplied to the Escrow Agent.

          (c) Each Shareholder shall be responsible for complying with Federal income tax laws as they relate to him or her.

     7.   Agent.  Mr. J. Robert Jamison shall be the initial Agent for the
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Shareholders and shall have and exercise the responsibility and authority set forth in this Escrow Agreement. In the event of the resignation, death or incapacity of the Agent, the Agent (in the event of resignation), the representative of his estate (in the event of his death), or his legal representative (in the event of his incapacity) shall notify the Shareholders at their address show on Schedule 2 (or any subsequent address provided to the Agent). The Shareholders shall select a successor Agent ("Successor Agent") by ballots received by the Escrow Agent within 30 days after the date of the notice and based on their beneficial interest in the Escrowed Funds. Successor Agents shall be selected by the same process in the event of death, resignation or incapacity of any successor representatives. All parties hereto shall be entitled to rely on all actions and communications of any such Agent as being genuine and binding on all of the Shareholders.

     8.   Investment of Escrowed Funds.
          ----------------------------

          (a) Pending distribution of the funds held in the Escrow Account, the Escrow Agent shall invest and reinvest all balances in the Escrow Account, provided that the Escrow Agent shall ensure that all of the funds held in the Escrow Account, and the interest earned thereon, are at all times either fully insured by the Federal Deposit Insurance Corporation or are otherwise collateralized with securities as required by federal banking regulations. The Escrow Agent in its discretion may hold any portion of the funds held in the Escrow Account in cash pending investment without liability for interest, provided that the Escrow Agent shall not hold any portion of the funds held in the Escrow Account uninvested for any period of time greater than the time reasonably required to settle the sale or liquidation of any investment and to settle the subsequent purchase of an investment as required herein. The Escrow Agent will use its best efforts to collect investments at maturity but assumes no responsibility for failure to do so as a result of any factor beyond its control and shall not be obligated to institute or participate in any legal proceedings relative thereto. The Escrow Agent shall not be responsible for any loss resulting from any investment made in

                                      -3-
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accordance with the provisions hereof or any loss resulting from any such sale, absent the Escrow Agent's gross negligence or willful misconduct.


          (b) The Escrow Agent shall cause to be prepared all income and other tax returns and reports the Escrow Agent, in its sole discretion, deems necessary or advisable in order to comply with all tax and other laws, rules and regulations applicable to the Escrowed Funds.

     9.   The Escrow Agent's Responsibilities.
          -----------------------------------

          (a) The Escrow Agent's Responsibilities.  The Escrow Agent's sole
              -----------------------------------
responsibilities with respect to the Escrowed Funds shall be for the receipt, holding, investing and reinvesting of the funds in the Escrow Account, and the disbursement thereof in accordance with this Escrow Agreement. The Escrow Agent shall have no other responsibility or obligation of any kind, and shall not be required to take any other action with reference to any matters that might arise, in connection with the funds in the Escrow Account, interest thereon, or this Escrow Agreement. The Escrow Agent shall not be liable or responsible for any loss resulting from investment of funds made by it in accordance with the terms of this Escrow Agreement except in cases resulting from the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent may in accordance with this Escrow Agreement act upon (and shall be fully protected in acting upon) any written instruction or other instrument that the Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent shall not be liable to any person for anything that the Escrow Agent may do or refrain from doing in accordance with this Escrow Agreement, unless such action or inaction results from the Escrow Agent's gross negligence or willful misconduct.

          The Escrow Agent has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of the Agent with respect to agreements or arrangements with any other party. The Escrow Agent shall not be required to determine the validity or sufficiency, whether in form or in substance, of any instrument, document, certificate, statement or notice referred to in this Escrow Agreement or contemplated hereby, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Escrow Agreement.

          The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to any obligation under or imposed by any laws of the State of Texas upon fiduciaries.

          No monies shall be disbursed by the Escrow Agent until it has collected funds. The Escrow Agent shall act as a depository only, and the Escrow Agent is not a party to, and is not bound

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by or charged with notice of, any agreement out of which this escrow may arise, other than this Escrow Agreement.

          (b) Possible Disagreements.  If any disagreement should arise among
              ----------------------
any of the parties hereto or any other party (and the Escrow Agent is notified in writing of such disagreement) with respect to the funds held in the Escrow Account, interest thereon or this Escrow Agreement, or if the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, the Escrow Agent shall have the absolute right (but not the obligation) as its election to do either or both of the following:

               (i) withhold or stop all further performance under this Escrow Agreement (save and except the holding, investing and reinvesting of the funds held in the Escrow Account and interest thereon in accordance with the terms hereof (unless such disagreement relates to the investment of Escrowed Funds) and all notices or instructions received in connection herewith until the Escrow Agent is satisfied that such disagreement or such doubt has been resolved; or

               (ii) file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the funds held in the Escrow Account and interest thereon (the right of the Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the funds held in the Escrow Account and interest thereon as herein above set forth, other than to tender the Escrowed Funds and interest thereon into a registry of such court).

     10.  Reimbursement of Expenses.  The Escrow Agent will be reimbursed for
          -------------------------
the costs and expenses incurred by the Escrow Agent in connection with the operation, administration and enforcement of this Escrow Agreement from the Escrowed Funds; provided, however, that the Escrow Agent shall not have any right to reimbursement for any such costs or expenses incurred as a result of the Escrow Agent's acting outside the scope of its responsibilities and duties hereunder or as a result of the Escrow Agent's gross negligence or willful misconduct.

     11.  Hold Harmless.  The Agent, on behalf of all of the Shareholders,
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hereby releases, acquits and discharges the Escrow Agent and agrees to hold the
Escrow Agent and its officers, directors, employees, agents and attorneys (collectively, the "Indemnitee") harmless from any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Agent or the Shareholders as a result of, in connection with or arising from or out of the acts or omissions of an Indemnitee in performance of or pursuant to this Escrow Agreement, except such acts or omissions as may result from such Indemnitee's willful misconduct or gross negligence. All protections and indemnities benefitting the Escrow Agent (and any other Indemnitee) are cumulative

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of any other rights it (or they) may have by law or otherwise, and shall survive the termination of the Escrow Agreement.

     12.  Miscellaneous.
          -------------

          (a) Notices.  Any and all notices, requests, instructions and other
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communications required or permitted to be given under this Escrow Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier services together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12(a). All communications must be in writing and addressed as follows:

     If to Paradigm:

     Paradigm Bancorporation, Inc.
     2828 FM 1960 East
     Houston, Texas 77073
     Fax No.: (281) 443-0668

     Attention:  Mr. Peter E. Fisher

     With a copy to:

     Bracewell & Patterson, L.L.P.
     South Tower Pennzoil Place
     711 Louisiana Street, Suite 2900
     Houston, Texas 77002-2781
     Fax No.: (713) 221-1212

     Attention:  Mr. William T. Luedke IV

                                      -6-
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          If to Dayton State Bank:

     Dayton State Bank
     106 N. Main, P.O. Box 1987
     Dayton, Texas 77535
     Fax No.:

     Attention:  Mr. J. Robert Jamison

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     With a copy to:

     Temple & Temple
     400 West 15th Street, Suite 1510
     Austin, Texas 78701

     Attention:  Mr. Larry Temple

     If to Agent:

     Dayton State Bank
     106 N. Main, P.O. Box 1987
     Dayton, Texas 77535
     Fax No.:

     Attention:  Mr. J. Robert Jamison

     (b) Binding Agreement.  This Escrow Agreement shall be binding upon and
         -----------------
inure to the benefit of the parties hereto and their respective successors, personal representatives and assigns. Nothing in this Escrow Agreement is intended or shall be construed to give any party, other than the parties hereto, any legal or equitable rights, remedy or claim under or in respect of this Escrow Agreement or any provision contained herein.

     (c) Specific Performance.  The parties to this Escrow Agreement hereby
         --------------------
declare that it may be impossible to measure in money the damages that will accrue to a party to this Escrow Agreement, his legal representatives, successors or assigns by reason of a failure to perform any of the obligations under this Escrow Agreement. Therefore, if a party hereto, his legal representatives, successors or assigns shall institute any action or proceeding to enforce the provisions of this Escrow Agreement, any person against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Escrow Agreement without the necessity or providing actual damages.

     (d) Attorney's Fees.  If any action at law or in equity, including an
         ---------------
action for declaratory relief, is brought to enforce or interpret the provisions of this Escrow Agreement, including an action to compel the other party to give any notice that is reasonably required under the terms of this Section 5 of this Escrow Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     (e) Assignment.  This Escrow Agreement shall not be assigned by operation
         ----------
of law or otherwise. No portion of the Escrowed Funds shall be subject to interference or control by any

                                      -8-
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creditor of the Agent or the Escrow Agent or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Escrow Agreement. This Escrow Agreement and the Merger Agreement constitute the entire agreement among the parties and there are no agreements, understandings, representations or warranties among the parties on the subject matter hereof other than those set forth herein and therein.

     (f) Headings.  The section headings contained herein are for the purposes
         --------
of convenience only and are not intended to define or limit the contents of said sections.

     (g) Further Cooperation.  Each party hereto shall cooperate, shall take
         -------------------
such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Escrow Agreement.

     (h) Counterparts.  This Escrow Agreement may be executed in one or more
         ------------
counterparts, all of which taken together shall be deemed one original.

     (i) APPLICABLE LAW.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO
CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCEPT THAT THE PROVISIONS OF THE TEXAS TRUST CODE, SECTION 111.001, ET SEQ. OF THE PROPERTY CODE, V.A.T.S.
                                   -- ---
CONCERNING FIDUCIARY DUTIES AND LIABILITIES OF TRUSTEES SHALL NOT APPLY TO THIS ESCROW AGREEMENT. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (j) Amendment.  This Escrow Agreement may be amended only by a written
         ---------
instrument executed by Paradigm, the Escrow Agent and the Agent.

     IN WITNESS WHEREOF, the parties have duly caused this Escrow Agreement to be executed as of the date first written.

                         PARADIGM BANCORPORATION, INC.:


                         By:_________________________________________


                         DAYTON STATE BANK:

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                         By:__________________________________________

                         "ESCROW AGENT"

                         DAYTON STATE BANK:


                         By:__________________________________________


                         "AGENT"


                         _____________________________________________
                         J. Robert Jamison, Agent

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                                  Schedule 1

                                Scheduled Loans

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                                  Schedule 2

                            Shareholder Information

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